UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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West Suburban Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEST

SUBURBAN

BANCORP,

INC.

2010

Notice of 2010

Annual Meeting

and

Proxy Statement

April 9, 2010

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of West Suburban Bancorp, Inc., I cordially invite and encourage you to attend the Annual Meeting of Shareholders of West Suburban, to be held on Wednesday, May 12, 2010, at 8:00 A.M. local time, at West Suburban’s headquarters located at 711 South Meyers Road, Lombard, Illinois 60148. At the meeting, we will report on our operations, our progress and the outlook for the year ahead.

Our Board of Directors has nominated five persons to serve as directors for a term of one year, all of whom are incumbent directors. Additionally, our Audit Committee has selected, and we recommend that you ratify the engagement of, Crowe Horwath LLP to continue as our independent registered public accounting firm.

Our Board of Directors recommends that you vote your shares for each of the director nominees and in favor of the ratification of the engagement of Crowe Horwath LLP.  We encourage you to attend the meeting in person.  However, whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the enclosed envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

A copy of our 2009 Annual Report to Shareholders is also enclosed. Thank you for your attention to this important matter.

Sincerely,

Kevin J. Acker
Chairman and Chief Executive Officer

WEST SUBURBAN BANCORP, INC. 711 South Meyers Road Lombard, Illinois 60148

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2010

To the Shareholders of West Suburban Bancorp, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of West Suburban Bancorp, Inc., an Illinois corporation (“West Suburban”), will be held on Wednesday, May 12, 2010, at 8:00 A.M. local time, at West Suburban’s headquarters located at 711 South Meyers Road, Lombard, Illinois 60148. West Suburban is the parent bank holding company of West Suburban Bank, Lombard, Illinois (the “Bank,” and together with West Suburban, the “Company”). The Annual Meeting will be held for the following purposes:

1.                                       to elect five directors of West Suburban;

2.                                       to ratify the engagement of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and

3.                                       to transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has set the close of business on March 15, 2010, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. In the event that there are not sufficient votes to establish a quorum or to approve or ratify the proposals to be considered at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. The transfer books of West Suburban will not be closed.

By Order of the Board of Directors,

April 9, 2010
Lombard, Illinois	Kevin J. Acker
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE THE PROXY FORM AT ANY TIME PRIOR TO ITS EXERCISE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 12, 2010

Full copies of the proxy statement, the proxy form, the 2009 Annual Report and other materials for the Annual Meeting are available on the internet at http://materials.proxyvote.com/956152.

WEST SUBURBAN BANCORP, INC.

PROXY STATEMENT

West Suburban Bancorp, Inc. (“West Suburban”) is a bank holding company registered under the Bank Holding Company Act of 1956. West Suburban’s subsidiary, West Suburban Bank, Lombard, Illinois, is an Illinois state-chartered bank and may be referred to in this proxy statement as the “Bank.” West Suburban, the Bank and their subsidiaries may be referred to collectively in this proxy statement as the “Company.” An Annual Report for the year ending December 31, 2009, containing financial and other information pertaining to the Company, accompanies this proxy statement. The consolidated financial statements of the Company, which are contained in the Annual Report, are incorporated into this proxy statement by reference. The mailing address of West Suburban’s principal executive office is 711 South Meyers Road, Lombard, Illinois 60148.

These proxy materials are furnished in connection with the solicitation by West Suburban’s Board of Directors of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 12, 2010, at 8:00 A.M. local time, at West Suburban’s headquarters located at 711 South Meyers Road, Lombard, Illinois 60148, and any adjournment or postponement thereof. The Board of Directors would like to have all shareholders represented at this year’s Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign your proxy, then return it to West Suburban in the enclosed envelope. No postage needs to be affixed.

The Notice of Annual Meeting of Shareholders, this proxy statement and the enclosed proxy form will first be mailed to the shareholders of West Suburban on or about April 9, 2010. Your proxy is solicited by the Board of Directors of West Suburban.

The following is information that we believe you will find to be informative with respect to the Annual Meeting and the voting process.

Why am I receiving this proxy statement and proxy form?

You are receiving a proxy statement and proxy form from us because on March 15, 2010, the record date for the Annual Meeting, you owned shares of West Suburban common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the Annual Meeting. It also gives you information concerning the matters to be considered to assist you in making an informed decision.

When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed in the proxy form, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you should complete, sign and return your proxy form in advance of the Annual Meeting in case your plans change.

If you have signed and returned the proxy form and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the Annual Meeting?

You are being asked to vote on the election of directors of West Suburban and the ratification of the engagement of Crowe Horwath LLP (“Crowe Horwath”) as our independent registered public accounting firm for the 2010 fiscal year.

How do I vote?

You may vote either by mail or in person at the Annual Meeting. To vote by mail, complete and sign the enclosed proxy form and mail it in the enclosed envelope. If you mark your proxy form to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy form but do not mark the form to provide voting instructions, the shares represented by your proxy form will be voted “FOR” the director nominees named in this proxy statement and “FOR” the ratification of the engagement of Crowe Horwath as our independent registered public accounting firm.

If you want to vote in person, please come to the Annual Meeting. We will distribute written ballots to anyone who wants to vote at the Annual Meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a proxy from your broker in order to vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy form?

It means that you have multiple holdings reflected in our stock transfer records or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of the engagement of the independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for each proposal?”

As of January 1, 2010, the election of directors is considered a non-routine matter. We therefore encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting, including the election of directors. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the Annual Meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•                  signing another proxy with a later date and returning that proxy to the attention of our Corporate Secretary;

•                  sending notice addressed to the attention of our Corporate Secretary at West Suburban Bancorp, Inc., 2800 Finley Road, Downers Grove, Illinois 60515 that you are revoking your proxy; or

•                  voting in person at the Annual Meeting.

If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the Annual Meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present. Broker non-votes are considered present at the Annual Meeting and counted in determining whether a quorum is present if at least one routine matter is presented for approval.

Shares are counted as present at the Annual Meeting if the shareholder either:

•                  is present and votes in person at the Annual Meeting; or

•                  has properly submitted a signed proxy form or other proxy.

On March 15, 2010, the record date, there were 426,850 shares of West Suburban common stock issued and outstanding. Therefore, at least 213,425 shares need to be present at the Annual Meeting.

What happens if a nominee is unable to stand for re-election?

The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “FOR” or “WITHHOLD AUTHORITY” to vote for the nominees for director. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the engagement of Crowe Horwath as our independent registered public accounting firm.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy form included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

Neither the articles of incorporation nor the by-laws of West Suburban provide for cumulative voting. Accordingly, each share of West Suburban common stock is entitled to one vote on all matters submitted to the shareholders.

The five individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of West Suburban. The ratification of the engagement of our independent registered public accounting firm must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, and abstentions will have the effect of voting against this proposal. Broker non-votes are not considered to be entitled to vote and will not have any effect on the voting of this proposal.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The voting results will also be disclosed in a Form 8-K that we will file within four business days of the meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of West Suburban or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the director nominees and “FOR” ratification of the engagement of Crowe Horwath as our independent registered public accounting firm.

Are the proxy statement, proxy form and related materials available on the internet?

Yes.  Full copies of this proxy statement, the proxy form, the 2009 Annual Report and other materials for the Annual Meeting are available on the internet at http://materials.proxyvote.com/956152.  Shareholders will receive a full set of these materials by mail from us or from their brokers.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting to be held on May 12, 2010, five directors are to be elected to serve on the Board of Directors until the next annual meeting of shareholders or until their successors are elected and qualified. It is the intention of the persons named as proxies on the enclosed proxy form to vote such proxy, unless indicated otherwise by the shareholder giving the proxy, in favor of the election of the nominees named below.

If for any reason any of the nominees shall become unavailable for election, the proxy will be voted for nominees selected by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee would not be available for election. The vote of a plurality of the votes cast at the Annual Meeting will be required to elect each of the nominees named below to the Board of Directors. The Board of Directors nominates individuals to serve on the Board of Directors. Additionally, the Board of Directors may consider nominations submitted in writing by shareholders.

The Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees.

The Nominees

Information concerning the nominees for election to the Board of Directors, as of March 15, 2010, is set forth below:

Name	Age	Positions Held with West Suburban	Director Since	Years with West Suburban
Kevin J. Acker	60	Chairman, Chief Executive Officer and Director	1986	24
David S. Bell	57	Director	1995	15
Duane G. Debs	53	President, Chief Financial Officer and Director	1997	23
Charles P. Howard	58	Director	1994	16
Peggy P. LoCicero	54	Director	1994	16

No nominee or director has been a director of another “public corporation” (i.e. subject to the reporting requirements of the Exchange Act) or of any investment company within the past five years.

For each of the above-mentioned nominees, the business experience for the past five or more years, certain other biographical information and his or her qualifications for serving on the Board of Directors are set forth below:

Kevin J. Acker. Mr. Acker became Chairman and Chief Executive Officer during 1993 and had been a Vice President of West Suburban since it was incorporated in 1986. Mr. Acker has served as Senior Vice President of the Bank since May 1997. He received his Master in Business Administration from Indiana University in 1973. Kevin J. Acker is the brother of Keith W. Acker, Chief Operations Officer of West Suburban and President of the Bank, and the brother of Craig R. Acker, a director of the Bank. We consider Mr. Acker to be a qualified candidate for service on the Board of Directors due to his expertise in the financial services industry and his intimate knowledge of the Company’s business, operations, and market areas.

David S. Bell. Mr. Bell has served as a Director of the Bank since 2009 and also served in that role from 1990 until 1997 and as a director in the West Suburban organization since 1980. Mr. Bell has served as a partner in Lexington Square Senior and Health Care Centers since 1985. He received a Bachelor of Science and a Master in Business Administration degree from Northern Illinois University in DeKalb, Illinois, a Master of Science degree from DePaul University in Chicago, Illinois and his Certified Public Accountant’s certificate from the State of Illinois. We consider Mr. Bell to be a qualified candidate for service on the Board of Directors, as well as the Audit Committee and Compensation Committee, due to his financial accounting background and his prominence in our market area.

Duane G. Debs. Mr. Debs is the President and Chief Financial Officer of West Suburban. Mr. Debs served as Vice President of the Bank from 1987 to May 1997, and has served as Senior Vice President of the Bank since May 1997. Mr. Debs has also served as Comptroller of the Bank since 1987. He received a Bachelor of Science degree from Illinois State University in Bloomington/Normal, Illinois in 1978 and his Certified Public Accountant’s certificate from the State of Illinois. We consider Mr. Debs to be a qualified candidate for service on the Board of Directors due to his expertise in the financial services industry and his intimate knowledge of the Company’s business, operations, and market areas.

Charles P. Howard. Mr. Howard serves as an Administrative Pastor at Parkview Community Church. He served as Business Operations Director of Inner City Impact from May 1995 to April 2000 and previous to that as Vice President of Howard Concrete Company, Inc. for 20 years. He received a Bachelor of Arts degree from Trinity International University in Deerfield, Illinois and a Master of Arts degree from Wheaton College in Wheaton, Illinois. We consider Mr. Howard to be a qualified candidate for service on the Board of Directors, as well as the Audit Committee and Compensation Committee, due to his prominence in our market area and his prior business experience.

Peggy P. LoCicero. Ms. LoCicero served as Cashier of the Bank from 1985 to 1987 and served as Director of the Bank from 1987 to May 1997. She received a Bachelor of Arts degree from Elmhurst College in Elmhurst, Illinois in 1977. We consider Ms. LoCicero to be a qualified candidate for service on the Board of Directors, as well as the Audit Committee and Compensation Committee, due to her prior banking experience.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

West Suburban’s Audit Committee has engaged Crowe Horwath to audit the financial statements of the Company for the year ending December 31, 2010, subject to the ratification of the engagement by West Suburban’s shareholders. A representative of Crowe Horwath is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, as well as to respond to appropriate questions that may be asked by any shareholder. If the appointment of the independent registered public accounting firm is not ratified, the matter of the appointment of the independent registered public accounting firm will be considered by West Suburban’s Audit Committee.

The Board of Directors recommends that you vote your shares “FOR” the ratification of the engagement of Crowe Horwath as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Accounting Fees and Services

The following table presents fees for professional services rendered by Crowe Horwath during the years ended December 31, 2009 and 2008.

	For the year ended December 31,
	2009	2008
Audit Fees (1)	$341,494	$328,465
Tax Fees (2)	$96,600	$46,800
All Other Fees (3)	$5,760	$7,334

(1)

Audit Fees related to the audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2008 and for the required review of the Company’s interim financial statements included in its Form 10-Qs for the quarterly periods in the years 2009 and 2008. Additionally, Audit Fees include fees relating to the audit of the financial statements of the Company’s ESOP, fees relating to the audit of the Company’s 401(k) Profit Sharing Plan, services regarding Section 404 of the Sarbanes-Oxley Act of 2002 and services regarding the Company’s internal controls as required by the Federal Deposit Insurance Corporation Improvement Act, as amended.

(2)	Tax Fees generally related to professional services rendered for tax compliance, tax advice and tax planning.
(3)	All Other Fees generally related primarily to various consulting services performed by Crowe Horwath.

West Suburban’s Audit Committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Horwath to be incompatible with maintaining its independence as the Company’s principal independent registered public accounting firm.

Audit Committee Pre-Approval Policy

West Suburban’s Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the independent registered public accounting firm for that purpose. Consideration and approval of such services generally occur at the Audit Committee’s regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit, audit-related, tax and other services to the chairman of the Audit Committee. Approvals of audit, audit-related, tax and other services pursuant to the above-described delegation of authority must be reported to West Suburban’s full Audit Committee at its next regularly scheduled meeting. All services provided by Crowe Horwath were approved pursuant to West Suburban’s pre-approval policy.

FAILURE TO INDICATE CHOICE

IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN PROPOSAL (1) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED “FOR” EACH OF THE NOMINEES. IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN PROPOSAL (2) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED “FOR” THE RATIFICATION OF THE ENGAGEMENT OF CROWE HORWATH AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The Board of Directors is comprised of five directors, who are elected each year to serve on the Board of Directors until the next annual meeting of shareholders or until their successors are elected and qualified. Currently, the directors are Messrs. Acker, Bell, Debs and Howard and Ms. LoCicero. The Board of Directors has determined that all of the directors are “independent” as defined by the listing rules of the NASDAQ Stock Market, with the exception of Messrs. Acker and Debs, who are executive officers of West Suburban, and the Board of Directors has determined that the independent directors do not have other relationships with West Suburban that prevent them from making objective, independent decisions.

The Board of Directors held five meetings during 2009. All of the directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served. The Board of Directors typically schedules a meeting in conjunction with the Annual Meeting. West Suburban encourages all of the members of the Board of Directors to attend the Annual Meeting. Last year, all five of the members of the Board of Directors attended the Annual Meeting. In 2009, each director of West Suburban received a monthly retainer of $1,500.

Audit Committee

West Suburban and the Bank each maintain separate Audit Committees. West Suburban’s Audit Committee appoints, retains and reviews the results and services performed by the Company’s independent registered public accounting firm, reviews with management and the internal audit department the systems of internal control and internal audit reports and ensures that the Company’s books and records are kept in accordance with applicable accounting principles and standards. The members of West Suburban’s Audit Committee are Messrs. Bell and Howard and Ms. LoCicero, each of whom is considered “independent” as defined by the listing rules of the NASDAQ Stock Market. West Suburban’s Audit Committee met five times during 2009. The current charter of the Audit Committee is available in the Shareholder Information section of the Company’s website, www.westsuburbanbank.com. In addition, the Board of Directors and the Audit Committee have adopted a policy concerning the pre-approval of non-audit services to be provided by West Suburban’s independent registered public accounting firm.

Although West Suburban’s Audit Committee does not include an “audit committee financial expert” as defined by regulations of the SEC, the Board of Directors believes that each of the members of the Audit Committee possesses knowledge and experience sufficient to understand the complexities of the financial statements of West Suburban.

Compensation Committee

West Suburban has established a Compensation Committee that sets the compensation and benefits for the Chief Executive Officer and reviews the compensation and benefits for the other officers and employees of the Company.  During 2009, the Compensation Committee was comprised of Messrs. Bell and Howard and Ms. LoCicero, each of whom is considered “independent” as defined by the listing rules of the NASDAQ Stock Market, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.  The purpose of the Compensation Committee is to determine the compensation and benefits of Mr. Kevin Acker, West Suburban’s Chairman and Chief Executive Officer, and to make a recommendation regarding his compensation to the full Board of Directors for approval.  The Compensation Committee also reviews and recommends to the Board of Directors for approval the compensation and benefits for our other executive officers.  During 2009, the Compensation Committee met two times.  The Board of Directors has not adopted a written charter for the Compensation Committee.

Code of Ethics

West Suburban has adopted a code of ethics that applies to West Suburban’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. West Suburban’s code of ethics is available in the Shareholder Information section of the Company’s website, www.westsuburbanbank.com.

Nomination of Directors

The entire Board of Directors of West Suburban participates in identifying and evaluating nominees for directors. The Board of Directors does not currently have a separate charter for its nominating functions nor has it adopted a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder or a formal policy for identifying and evaluating nominees for directors (including nominees recommended by shareholders). At this time, the Board of Directors believes maintaining a separate nominating committee and a formal policy regarding director nominees recommended by shareholders is not necessary.

In identifying nominees for directors, West Suburban’s Board of Directors evaluates incumbent directors, other Board nominees and persons nominated by shareholders, if any. Generally, West Suburban’s Board of Directors believes that nominees for election to the Board of Directors must possess certain minimum qualifications and attributes. These qualifications and attributes include strong personal integrity, character and ethics and a commitment to ethical business and accounting practices, demonstrated leadership skills and sound judgment and a strong sense of service to the communities that the Company serves. The Board of Directors also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as an effective member of the Board of Directors and to ensure the nominees’ “independence” so that at least a majority of the directors will be deemed independent in accordance with the requirements of the Securities and Exchange Commission. In addition, while we do not have a separate diversity policy, the Board of Directors does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise and other demographics. Currently, West Suburban does not pay any fees to any third party to identify or assist in identifying or evaluating nominees for directors.

Shareholder Communications; Nomination and Proposal Procedures

Shareholder Communications with the Board of Directors. Shareholders of West Suburban may contact any member of the Board of Directors, or the entire Board of Directors, through the Corporate Secretary in person, in writing or by phone at (630) 652-2000. Any communication will promptly be forwarded to the Board of Directors as a group or to the attention of a specified director. All letters should be mailed to West Suburban Bancorp, Inc., 2800 Finley Road, Downers Grove, Illinois 60515, Attn: Corporate Secretary, and should indicate that the author is a shareholder of West Suburban.

Shareholder Nominations.  West Suburban’s by-laws provide shareholders who are entitled to vote for the election of directors at a meeting the right to nominate candidates for election as directors by following the procedures set forth in West Suburban’s by-laws. As described in more detail in West Suburban’s by-laws, a shareholder must deliver a notice in writing to the Corporate Secretary of West Suburban not less than 90 days nor more than 120 days in advance of, for an annual meeting, the first anniversary date of the previous year’s annual meeting, and for a special meeting, the date of the special meeting. The shareholder notice must set forth information regarding the proposed nominees, including their name, age, business address, residential address, principal occupation or employment, the number of shares of West Suburban common stock beneficially owned by them and certain other information required to be disclosed by the federal securities laws. In addition, the shareholder notice must also include information with respect to the nominating shareholder, including the number of shares of West Suburban common stock beneficially owned by the shareholder. West Suburban’s Board of Directors will consider shareholder nominees on the same terms as nominees selected by the Board of Directors.

Other Shareholder Proposals.  Proposals of shareholders intended to be presented at the 2011 Annual Meeting of Shareholders must be received by the Corporate Secretary of West Suburban, 2800 Finley Road, Downers Grove, Illinois 60515, no later than December 10, 2010 in order for such proposal to be included in West Suburban’s 2011 proxy statement and proxy form, and no later than February 23, 2011 in order for such proposal to be considered at the 2011 Annual Meeting (but not included in West Suburban’s 2011 proxy statement or proxy form).

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer of West Suburban have historically been combined, and Mr. Kevin J. Acker currently holds both positions. We believe this board leadership structure is the most appropriate because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the board as a whole. Our Board of Directors includes three independent directors, although we currently do not have a designated lead independent director.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board of Directors is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from management regarding comprehensive organizational risk as well as particular areas of concern. The Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy. Additionally, our chief lending officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that providing for full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the company. Senior officers attend many of the Board meetings or, if not in attendance, are available to address any questions or concerns raised by the Board on risk management-related and any other matters. Additionally, each of our Board-level committees provides regular reports to the full Board and apprises the Board of our comprehensive risk profile and any areas of concern.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors and persons who own more than 10% of West Suburban common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which shares of West Suburban common stock are traded. Such persons are also required to furnish West Suburban with copies of all Section 16(a) forms they file. Based solely on West Suburban’s review of the copies of such forms furnished to West Suburban and, if appropriate, representations made to West Suburban by any such reporting person concerning whether a Form 5 was required to be filed for the 2009 fiscal year, West Suburban is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 15, 2010, to the knowledge of the Board of Directors, the following persons were beneficial owners of more than five percent (5%) of West Suburban common stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percentage Owned
Keith W. Acker (2)(3) c/o West Suburban Bancorp, Inc. 711 South Meyers Road Lombard, IL 60148	29,507	6.91%

Craig R. Acker (2)(4) c/o West Suburban Bancorp, Inc. 711 South Meyers Road Lombard, IL 60148	25,262	5.92%

(1)                                  The information contained in this column is based upon information furnished to West Suburban by the individuals named above. The number of shares presented includes shares held directly or in a fiduciary capacity, shares held by certain members of the named individuals’ families over which shares the named individuals may be deemed to have shared voting and investment power and shares beneficially owned through the West Suburban Bank Employee Stock Ownership Plan and Trust (“ESOP”). Inclusion of shares does not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)                                  A member of the Acker family. The Acker family, which consists of Ralph L. and Arlis Acker, Keith W. Acker, Kevin J. Acker, Craig R. Acker and Alana S. Acker and their related interests, owns, in aggregate, 92,682 shares, or 21.71%, of West Suburban common stock.

(3)                                  The amount reported includes 262 shares held directly by Mr. Acker, 10,715 shares held in the ESOP and 18,530 shares held in a family limited partnership.

(4)                                  The amount reported includes 140 shares held directly by Mr. Acker, 9,549 shares held in the ESOP, 15,327 shares held in a family limited partnership and 246 shares held jointly by Mr. Acker and his wife.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of March 15, 2010, with respect to the shares of West Suburban common stock beneficially owned by: (i) each named executive officer of West Suburban; (ii) each nominee for election as a director of West Suburban; and (iii) all directors and executive officers of West Suburban as a group.

Name and Positions Held	Shares of Common Stock Beneficially Owned (1)	Percentage Owned
Kevin J. Acker (2) Chairman and Chief Executive Officer and Director of West Suburban and Senior Vice President - Marketing of the Bank	18,207	4.27%

David S. Bell (3) Director of West Suburban	959	0.22%

Duane G. Debs (4) President, Chief Financial Officer and Director of West Suburban and Senior Vice President - Comptroller of the Bank	1,754	0.41%

Charles P. Howard (5) Director of West Suburban	3,270	0.77%

Peggy P. LoCicero (6) Director of West Suburban	7,932	1.86%

Keith W. Acker (7) Chief Operations Officer of West Suburban and President and Director of the Bank	29,507	6.91%

Michael P. Brosnahan (8) Vice President of West Suburban and Senior Vice President - Lending of the Bank	2,245	0.53%

All directors and executive officers of West Suburban as a group (7 persons)	63,874	14.96%

(1)

The number of shares presented includes shares held directly or in a fiduciary capacity, shares held by certain members of the named individuals’ families over which shares of the named individuals may be deemed to have shared voting and investment power and shares beneficially owned through the ESOP. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)	The amount reported includes 140 shares held directly by Mr. Acker, 3,698 shares held in the ESOP and 14,369 shares held in a family limited partnership.
(3)	The amount reported represents Mr. Bell’s indirect beneficial interest in West Suburban common stock held in the Bell Group Family Limited Partnership.
(4)	The amount reported includes 1,504 shares held in the ESOP and 250 shares held jointly by Mr. Debs and his wife.
(5)	The amount reported includes 1,064 shares held in an individual retirement account, 660 held in trust for the benefit of Mr. Howard and 1,546 shares held in trust for the benefit of Mr. Howard’s wife.
(6)

The amount reported includes 4,356 shares held directly by Ms. LoCicero, 2,187 shares held in trusts, 42 shares held in an individual retirement account, 257 shares held by Ms. LoCicero’s husband and 1,090 shares held by Ms. LoCicero’s children.

(7)	The amount reported includes 262 shares held directly by Mr. Acker, 10,715 shares held in the ESOP and 18,530 shares held in a family limited partnership.
(8)	The amount reported includes 1,782 shares held in the ESOP, 431 shares held in trust and 32 shares held in an individual retirement account.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the Company’s compensation philosophy and policies for 2009 as applicable to the executive officers named in the Summary Compensation Table on page 17.  This section explains the structure and rationale associated with each material element of the executives’ compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following this section.

Compensation-related Governance and Role of the Compensation Committee

Committee Membership and Charter.  During 2009, the Compensation Committee was comprised of Messrs. Bell and Howard and Ms. LoCicero.  Each of the members is considered “independent” as defined by the listing rules of the NASDAQ Stock Market, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.  The purpose of the Compensation Committee is to determine the compensation and benefits of Mr. Kevin Acker, West Suburban’s Chairman and Chief Executive Officer, and to make a recommendation regarding his compensation to the full Board of Directors for approval.  The Compensation Committee also reviews and recommends to the Board of Directors for approval the compensation and benefits for the Company’s other executive officers.  The Board of Directors has not adopted a written charter for the Compensation Committee.

Meetings.  The Compensation Committee typically meets two times each year.  The Compensation Committee reviews generally available industry compensation information.  In the past, the Compensation Committee has not engaged outside consultants because it deemed other available industry compensation information to be sufficient for purposes of its analysis; however, the option to do so is available to the Compensation Committee.

Role of Executives in Compensation Committee Meetings.  The Company’s named executive officers are not called upon by the Compensation Committee to advise it with respect to compensation decisions impacting such executive officers.  The Compensation Committee makes an assessment of each executive officer’s individual performance, which considers the executive officer’s efforts in contributing to the Company’s strategic and operational priorities each year, including managing and developing employees and the enhancement of long-term relationships with customers, if applicable to his position.

Risk Assessments with Respect to Compensation.  The Compensation Committee believes that an awareness and assessment of the impact of risk has always been, and will continue to be, an inherent component of its analysis of executive compensation.  As such, the Compensation Committee recognizes the role of risk assessment in the overall processes and procedures for establishing such executive compensation.

In late 2009, the Board of Governors of the Federal Reserve issued proposed guidance that set forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions.  Although the guidance is designated as proposed, the Federal Reserve has indicated that it expects current compliance with the guidance.  The Federal Reserve’s framework focuses on balanced risk-taking incentives, compatibility with effective controls and risk management, and strong corporate governance.  Rather than being a wholly new consideration for the Compensation Committee, the Compensation Committee believes that the Federal Reserve’s proposed rules will serve as a framework for reconfirming the appropriateness of the process and procedure the committee has previously followed in reaching its decisions with respect to compensation related matters.

Compensation Philosophy and Objectives

The overall objectives of the Company’s compensation programs are to align executive officer compensation with the success of meeting long-term strategic and operational goals.  The programs are designed to create meaningful incentives to manage the business successfully with a constant focus on financial performance, West Suburban’s strategic priorities and its key operational and financial objectives.  This philosophy is intended to align the interests of executive management with those of West Suburban’s shareholders.  The executive compensation program is structured to accomplish the following objectives:

•                  encourage a consistent and competitive return to shareholders over the long-term;

•                  maintain a corporate environment which encourages stability and a long-term focus for the primary constituencies of the Company, including employees, shareholders, communities, clients and regulatory agencies;

•                  clearly motivate personnel to perform and succeed according to the Company’s current goals;

•                  provide management with the appropriate empowerment to make decisions that benefit the primary constituents;

•                  retain key personnel critical to the Company’s long-term success;

•                  provide for management succession planning and related considerations;

•                  emphasize formula-based components, such as performance-based bonus plans, in order to better focus management efforts in its execution of corporate goals;

•                  encourage increased productivity;

•                  provide for subjective consideration in determining incentive and compensation components; and

•                  ensure that management:

o                 fulfills its oversight responsibility to its primary constituents;

o                 conforms its business conduct to the highest ethical standards;

o                 remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the Company’s constituents; and

o                 continues to avoid any conflict between its responsibilities to West Suburban and each executive officer’s personal interests.

Compensation Factors

General.  The Compensation Committee’s decisions regarding each named executive officer are based in part on the Compensation Committee’s subjective judgment and take into account qualitative and quantitative factors, as described in the discussion below.  In reviewing an executive officer’s compensation, the Compensation Committee considers and evaluates all components of the executive officer’s total compensation package. As noted above, the Compensation Committee also considers the level of risk-taking being incentivized and the controls in place to mitigate the chance that an executive would take extraordinary risk in an effort to obtain additional compensation.

Corporate Performance.  In establishing executive compensation, the Compensation Committee measures the Company’s performance compared to management’s and the Board of Directors’ goals and objectives as well as to the Company’s peer group performance for financial institutions of comparable size and complexity.  The Compensation Committee believes that using the Company’s performance as a factor in determining an executive officer’s compensation is effective in helping to align the executive officer’s interests with those of West Suburban’s shareholders.  With that in mind, the Compensation Committee focuses on the Company’s financial performance, including earnings per share, net income, return on assets and return on equity.  As part of the evaluation and review of these criteria, the Compensation Committee will also take into account various subjective issues, such as general economic conditions, including the interest rate environment and its impact on performance, and how they may affect the Company’s performance.

Other factors of corporate performance that may affect an executive’s compensation include succession planning consideration, realization of economies of scale through cost-saving measures, the Company’s market share reputation in the communities which it serves, turnover level of employees, as well as less subjective performance considerations.  In addition, the Compensation Committee takes into consideration indirect business factors such as community involvement and leadership when reviewing executive compensation.

Individual Performance.  When evaluating an executive officer’s individual performance, the Compensation Committee prepares an assessment of each executive officer’s individual performance, which considers the executive officer’s efforts in contributing to the Company’s strategic and operational priorities each year, managing and developing employees and the enhancement of long-term relationships with customers, if applicable to his position.  The executive officer’s individual performance and/or individual contribution to the Company’s overall performance depends, to a degree, on what steps are taken to increase revenues and implement cost-saving strategies and the outcome of such strategies.

Compensation Decisions

This section describes the decisions made by the Compensation Committee with respect to the compensation for the named executive officers for 2009 and 2010.

Executive Summary.  The major components of executive officer compensation are base salary, bonus, deferred compensation, participation in the Company’s 401(k) Plan and ESOP and additional benefit plans.  As previously stated, in reviewing an executive officer’s compensation, the Compensation Committee considers and evaluates all components of the officer’s total compensation package.  The Compensation Committee has continued to apply the compensation principles described above in determining the compensation of the executive officers named in Summary Compensation Table on page 17.  The compensation decisions for 2009 factored in the Company’s performance versus key financial criteria, including earnings per share, net income, return on assets and return on equity.  The Compensation Committee’s decisions made in 2009 and the first quarter of 2010 were made after considering the factors discussed throughout this Compensation Discussion and Analysis.

The following is a brief summary of the compensation decisions the Compensation Committee effected for 2009 and 2010:

•                  the base salaries for the named executive officers did not increase from 2009 to 2010;

•                  bonuses to named executive officers were not paid for 2009 or 2008; and

•                  benefits and perquisites remained substantially similar between 2008 and 2009 and the Company expects that will continue through 2010.

Base Salary.  The Compensation Committee reviews the base salaries of the named executive officers annually to determine whether or not they will be adjusted, as described above.  The salaries for 2009, determined by the Compensation Committee at the end of 2008 and beginning of 2009, are set forth in the Summary Compensation Table on page 17.  In determining these salary levels, the Compensation Committee considered the following:

•                  the compensation philosophy and guiding principles described above;

•                  the performance versus key financial objectives, as described above, in 2008;

•                  the overall professional experience and background and the industry knowledge of the executive officers and the quality and effectiveness of their leadership at the Company;

•                  the executive officer’s time in his current position and the breadth of his knowledge;

•                  all of the components of executive compensation, including base salary, bonus, deferred compensation, retirement and death benefits, as well as benefits and perquisites;

•                  the performance of West Suburban’s stock price, although it is not a key factor in considering compensation as the Compensation Committee believes that the performance of the stock price is subject to factors outside the control of executive management; and

•                  internal pay equity among the Company’s executives.

In determining the base salaries for 2010, the Compensation Committee considered the same factors as it considered in setting base salaries for 2009. The Compensation Committee also took into account the general economic factors in the financial industry that are beyond the executive officer’s control. No specific weighting was applied to any particular factors.  Base salaries for the named executive officers for 2010, 2009 and 2008 are as follows:

	2010	2009	2008
Kevin J. Acker	$ 276,795	$ 276,795	$ 276,795
Duane G. Debs	214,245	214,245	214,245
Keith W. Acker	303,575	303,575	303,575
Michael P. Brosnahan	238,355	238,355	228,355

Bonus. The terms of the incentive bonus plan are established each year by the Compensation Committee. For 2009, the Compensation Committee decided to suspend the incentive bonus plan, therefore no bonuses were paid to executive officers for 2009. Additionally, the Compensation Committee does not intend to pay any bonuses based on 2010 performance.

401(k).   The Company maintains the West Suburban Bank 401(k) Profit Sharing Plan. This plan is a tax-qualified retirement plan that was established to assist the Company in recruiting and retaining its personnel. Participation in the 401(k) plan is subject to certain statutory age and service requirements. Although the Company currently intends to match a percentage of the contributions that each employee voluntarily makes to the plan, and also has the ability to make profit sharing contributions under the plan, all contributions by the Company are discretionary and are subject to review by the Board of Directors from time to time. The amounts of any such contributions must be determined in accordance with applicable provisions of the Internal Revenue Code. The plan is also intended to enable long time employees of the Company that also participate in the ESOP to diversify their retirement savings.

ESOP.  The Company maintains a tax-qualified retirement plan, the ESOP, for the benefit of all of its eligible employees, including the named executive officers.  Eligibility for participation in the ESOP and benefits awarded under the ESOP are determined in accordance with applicable provisions of the Internal Revenue Code.  The ESOP is intended to be primarily invested in West Suburban common stock.  Participation in the ESOP is not only intended to provide retirement benefits to employees, but to also serve as incentive compensation that is directly contingent upon the Company’s performance.

All Other Compensation and Perquisites.  While the Compensation Committee reviews and monitors the level of other compensation offered to the named executive officers, the Compensation Committee typically does not adjust the level of benefits offered on an annual basis.  The Compensation Committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each.  It is the Company’s belief that perquisites for executive officers should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region.  Due to this philosophy, the Company has generally provided nominal benefits to executives that are not available to all full time employees, and the Company plans to continue this approach in the future.  The benefits offered in 2009 to the named executive officers will continue for 2010. The perquisites received by the named executive officers in 2009 are reported in the Summary Compensation Table on page 17.

Reasonableness of Compensation

After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and not excessive.

In making this determination, the Compensation Committee considered many factors, including the following:

•                  management has positioned the Company for future success through the planning and execution of the Company’s strategic plan;

•                  management responded appropriately to difficult interest rate and economic conditions in 2009; and

•                  the Company is well positioned in the communities it serves as a result of the direction that this management team has taken the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, the members of the Compensation Committee were Messrs. Bell and Howard and Ms. LoCicero. None of these individuals was an officer or employee of West Suburban in 2009, and none of these individuals is a former officer or employee of West Suburban. In addition, during 2009, no executive officer of West Suburban served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in West Suburban’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by:

David S. Bell

Charles P. Howard

Peggy P. LoCicero

Members of the Compensation Committee

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of West Suburban’s Chief Executive Officer, Chief Financial Officer and the Company’s other three most highly compensated executive officers who served in such capacities during 2009, 2008 and 2007. Daniel P. Grotto served as a Senior Vice President of the Bank until his employment was terminated on December 4, 2009, in connection with the sale of the Bank’s Prepaid Solutions Group. Mr. Grotto was one of our three most highly compensated executive officers in addition to our Chief Executive Officer and Chief Financial Officer and thus, his compensation is set forth below even though he is no longer an employee.

			Non-equity
			incentive plan	All other
			compensation	compensation
Name and principal position	Year	Salary (1)($)	(2)($)	(3)($)		Total ($)
Kevin J. Acker	2009	$ 294,795	—	$ 64,997		$359,792
Chairman and Chief Executive Officer	2008	294,795	—	173,325		468,120
and Director of West Suburban and Senior Vice President — Marketing of the Bank	2007	294,795	—	78,666		373,461

Duane G. Debs	2009	232,245	—	70,853		303,098
President, Chief Financial Officer and	2008	232,245	—	130,692		362,937
Director of West Suburban and Senior Vice President — Comptroller of the Bank	2007	232,245	—	88,927		321,172

Keith W. Acker	2009	321,575	—	74,657		396,232
Chief Operations Officer of West	2008	321,575	—	40,891		362,466
Suburban and President and Director of the Bank	2007	321,575	—	125,764		447,339

Michael P. Brosnahan	2009	238,355	—	82,301		320,656
Vice President of West Suburban and	2008	228,355	—	52,302		280,657
Senior Vice President — Commercial and Consumer Lending of the Bank	2007	228,355	—	134,385		362,740

Daniel P. Grotto	2009 (4)	228,355	—	694,470	(5)	922,825
Senior Vice President — Prepaid	2008	228,355	—	67,756		296,111
Solutions Group	2007	228,355	—	101,255		329,610

(1)

Includes amounts deferred by the named executive officers pursuant to the Director and Senior Management Deferred Compensation Plan (the “Deferred Compensation Plan”). For 2009, deferrals in the amount of $39,000 and $60,000 were made for Messrs. Kevin Acker and Keith Acker, respectively, for 2008, deferrals in the amount of $37,500 and $63,000 were made by Messrs. Kevin Acker and Keith Acker, respectively, and for 2007, deferrals in the amount of $42,400 and $65,000 were made by Messrs. Kevin Acker and Keith Acker, respectively. These deferrals were made under the terms of the Deferred Compensation Plan. Salary includes fees received by Messrs. Kevin Acker and Debs for serving on the Board of Directors of West Suburban and fees received by Mr. Keith Acker for serving on the Board of Directors of the Bank.

(2)

Annual incentive compensation is typically paid during the quarter following the annual period during which the incentive compensation was earned. No annual incentive compensation was paid to the named executive officers with respect to 2009, 2008 or 2007.

(3)

The amount set forth for each of the named executive officers includes the value of insurance benefits, post-retirement insurance (as measured with reference to the difference between the actuarially determined accumulated postretirement benefit obligation (“APBO”) at the end of 2008 and the APBO at the end of 2009) and membership dues and other customary charges for a country club as well as contributions by the Bank to the 401(k) Plan, contributions by the Bank under the Deferred Compensation Plan for 2009 and, in the case of Mr. Grotto, cash severance payments as follows:

	Kevin Acker	Mr. Debs	Keith Acker	Mr. Brosnahan	Mr. Grotto
Insurance benefits	$12,798	$21,484	$13,099	$22,622	$17,375
Post-retirement insurance*	13,592	13,053	13,510	15,717	(70,621)
Country club dues and charges	—	—	8,838	6,380	—
401(k)	13,607	11,316	14,210	12,582	10,795
Deferred Compensation Plan	25,000	25,000	25,000	25,000	25,000
Severance	—	—	—	—	711,921
Total	$64,997	$70,853	$74,657	$82,301	$694,470

*

The assumed value of the APBO is an actuarially determined amount. The assumed value of the APBO determined for a particular year may increase or decrease from the prior year as a result of changes in the assumptions used in performing the actuarial calculations, even when the underlying contractual obligation remains the same.

(4)	Includes compensation information through December 4, 2009, the date of termination of Mr. Grotto’s employment.
(5)

As is more fully described below, the Company and Mr. Grotto entered into an Agreement and General Release dated December 4, 2009, pursuant to which Mr. Grotto’s employment with the Company was terminated. The amount reflected here includes the payments to be made to, and benefits to be provided to, Mr. Grotto pursuant to the Agreement and General Release, including: (i) a single, lump-sum payment of $535,837.95; (ii) contribution to the West Suburban Bancorp, Inc. Directors and Senior Management Deferred Compensation Plan of $50,000; (iii) payment of $1,965 for a portion of Mr. Grotto’s COBRA premiums; (iv) payment of $24,117 for the premiums for Mr. Grotto’s Long-term Care Insurance through December 31, 2011; (v) continuation of the Amended and Restated Life Insurance Agreement between Mr. Grotto and the Company through December 31, 2011; and (vi) contribution of $10,795 to the West Suburban Bank 401(k) Profit Sharing Plan for the 2009 plan year. In addition, the Bank agreed to pay an additional single, lump-sum $100,000 payment to Mr. Grotto in recognition of the time and effort exerted by Mr. Grotto in connection with identifying and negotiating the sale of the Bank’s Prepaid Solutions Group and of the successful completion of that transaction.

Grants of Plan Based Awards

Consistent with the Company’s determination not to pay any incentive based compensation with respect to 2010, all bonus plan awards have been suspended for 2010.

Nonqualified Deferred Compensation

The purpose of the Deferred Compensation Plan is to ensure the continued employment of the executive officers with the Company and to assist the executive officers in establishing a program to provide supplemental retirement benefits, disability and pre-retirement death benefits.  The amount of the benefits received by West Suburban’s Chief Executive Officer, Chief Financial Officer and other three most highly compensated executives is included in the Summary Compensation Table under the Salary column.  In the event of a change in control of West Suburban, the Deferred Compensation Plan may not be amended or terminated without the consent of all of the participants.

Name	Executive contributions in last FY ($)	Company contributions in last FY ($)	Aggregate earnings in last FY (1) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE (2) ($)
Kevin J. Acker	$39,000	$25,000	$389,836	—	$1,448,298
Duane G. Debs	—	25,000	135,695	—	638,133
Keith W. Acker	60,000	25,000	483,245	—	2,067,933
Michael P. Brosnahan	—	25,000	135,510	—	857,434
Daniel P. Grotto	—	25,000	13,167	—	381,308

(1)

All earnings reflected in this column are determined based on each executive officer’s investment elections made under the Deferred Compensation Plan. The executive officers are allowed to designate investment elections from a specified group of publicly-available mutual funds.

(2)	All amounts credited to a participants account under the Deferred Compensation Plan are at all times fully vested.

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of December 31, 2009.  As is more fully described below, the named executive officers have entered into employment agreements with West Suburban (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive in various situations, including following a change in control of West Suburban.  In addition, as is also more fully described below, the named executive officers have entered into Life Insurance Agreements with West Suburban which provide certain benefits upon the executive officer’s death.  Except for the payments and benefits provided by the Employment Agreements and Life Insurance Agreements, all other payments and benefits provided to any named executive officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of the Company.

	Cash severance payment	Continuation of welfare benefits (1)	Life insurance benefit (2)	Excise tax gross-up (3)
Kevin J. Acker
Involuntary (without cause) or constructive termination (4)	$905,385	$38,392	$—	$—
Voluntary termination (other than constructive termination) (5)	452,692	—	—	—
Disability (6)(7)	18,453	12,797	—	—
Death	—	—	750,000	—
Termination in connection with a change in control (8)	995,335	120,926	—	432,007

Duane G. Debs
Involuntary (without cause) or constructive termination (4)	$717,735	$64,451	$—	$—
Voluntary termination (other than constructive termination) (5)	179,434	—	—	—
Disability (6)(7)	14,283	21,484	—	—
Death	—	—	750,000	—
Termination in connection with a change in control (8)	879,766	300,335	—	433,903

Keith W. Acker
Involuntary (without cause) or constructive termination (4)	$1,012,240	$39,298	$—	$—
Voluntary termination (other than constructive termination) (5)	492,863	—	—	—
Disability (6)(7)	20,238	13,099	—	—
Death	—	—	750,000	—
Termination in connection with a change in control (8)	1,075,676	244,649	—	536,581

Michael P. Brosnahan
Involuntary (without cause) or constructive termination (4)	$809,206	$67,866	$—	$—
Voluntary termination (other than constructive termination) (5)	197,516	—	—	—
Disability (6)(7)	15,890	22,622	—	—
Death	—	—	750,000	—
Termination in connection with a change in control (8)	879,766	197,092	—	429,262

(1)

In the case of an involuntary (without cause) termination or a constructive termination, the amount reflected represents three years of welfare benefit continuation based on current annual rates under the Company’s welfare benefit plans. In the case of a termination in connection with a change in control, the amount reflected represents an actuarial calculation of the cost of continuation of welfare benefits from the deemed date of termination through the date on which the executive officer attains age 62, plus the cost of post-retirement medical and dental insurance.

(2)	If an executive officer retires prior to death, the death benefit due to his beneficiary will be reduced to $375,000.
(3)

If an executive officer’s employment would have been terminated in connection with a change in control as of December 31, 2009 each executive officer would have been entitled to receive a “gross-up payment” to reimburse him for the amount of any excise tax, and any resulting income or employment tax thereon, which would be due with respect to any “excess parachute payments.”

(4)

The cash severance payment amount includes three years of: base salary, annual bonus, country club dues and fees (other than for Messrs. Kevin Acker and Debs, who were not entitled to reimbursement of country club dues and fees as of December 31, 2009), and a minimum required contribution to the Deferred Compensation Plan. Under the terms of the Employment Agreements, in the case of an involuntary termination (other than for cause) the cash severance payment will not be paid in a single lump sum, rather the payments will be made over the remaining term of such agreement. The amount reflected here is an aggregate of three years of such payments. In the case of a constructive termination, the cash severance payment will be paid in a single lump sum. The amount reflected with respect to continuation of welfare benefits is estimated based on current expense of the Company. Had an executive officer’s employment terminated as of December 31, 2009 the welfare benefits would be continued for a period of three years.

(5)

The cash severance payment amount includes, in the case of Messrs. Kevin Acker and Keith Acker, one and one-half times each of base salary and the prior year’s contribution to the Deferred Compensation Plan, and, in the case of Messrs. Brosnahan and Debs, nine times monthly base salary and three-quarters of the prior year’s contribution to the Deferred Compensation Plan. The cash severance payment will be paid in a single lump sum.

(6)

The cash payment reflects a monthly amount to be paid to the executive equal to 80% of the executive’s monthly base salary as in effect as of the date of termination. The monthly payment will be made to the executive until the earlier of the executive officer’s return to work (either with the Company or another employer) or the executive officer’s death. The monthly amount will be further reduced by any disability benefits received by the executive officer.

(7)

In the case of a disability, the amount reflected under “Continuation of Welfare Benefits” represents an annual cost, based on current rates under the Company’s welfare benefit plans, for the continuation of such coverage. The welfare benefits will be continued, in accordance with the terms of the Company’s welfare benefit plans as may be in effect from time to time, until the earlier of the executive officer’s return to work (either with the Company or another employer) or the executive officer’s death.

(8)	The cash severance payment will be paid in a single lump sum.

Accrued Pay and Regular Retirement Benefits.  The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.  These include:

•                  Accrued salary, vacation pay and sick pay;

•                  Any previously accrued bonus that has not yet been paid;

•                  Reimbursement for any previously incurred expenses eligible for reimbursement pursuant to the Company’s policies and practices; and

•                  Distributions of plan balances under the Company’s ESOP and the Deferred Compensation Plan — See “Nonqualified Deferred Compensation” on page 19 for information on current account balances and an overview of the Deferred Compensation Plan.

Employment Agreements.  Each Employment Agreement terminates upon the named executive officer’s death.  Upon involuntary (without “cause”) termination of employment, non-extension of the Employment Agreement or constructive termination by the Company, the Company will be obligated to pay the executive officer a lump sum payment equal to the sum of the executive officer’s salary for the remainder of the then current term, plus the amount of the executive officer’s bonus(es) payable for the remainder of the then current term (based on the historical three year average of bonus payments).  In addition, the Company shall continue to provide all plan benefits (including club dues and contributions to the Deferred Compensation Plan) until the expiration of the then current term of the Employment Agreement.  In the case of the non-extension of the term of the Employment Agreement, the Company will be obligated to pay or provide to the executive officer his salary, bonus (based on the historical three year average of bonus payments) and all plan benefits (including country club dues and contributions to the Deferred Compensation Plan) until the expiration of the then current term of the Employment Agreement, but the executive officer must remain employed through the end of the term to receive these payments and benefits.  “Constructive Termination” is defined as any one of the following: the executive is removed from his officer position, unless promoted, or is not vested with the powers and authority of his officer position; the executive officer’s primary employment location moves more than 30 miles; or the Company commits a material breach of the Employment Agreement.  The term “cause” is defined in each Employment Agreement to include, without limitation, a material violation by the executive officer of any applicable material law or regulation with respect to the Company’s business, the death of the executive officer, the conviction of the executive officer of a felony or an act of dishonesty in connection with the performance of his duties or which disqualifies him from serving as an officer or director or the willful or negligent failure of the executive officer to perform his duties under the Employment Agreement in any material respect.

Upon voluntary termination of employment by Messrs. Kevin or Keith Acker, other than due to “Constructive Discharge,” the executive officer would be entitled to a payment equal to one and one-half times his then current annual base salary and one and one-half times the base annual deferred compensation contribution made to the Deferred Compensation Plan for the prior year.  Upon voluntary termination of employment by Messrs. Brosnahan or Debs, other than due to “Constructive Discharge,” following a notice of non-extension, the executive officer would be entitled to a payment equal to nine times his then current monthly base salary and three-quarters of the base annual deferred compensation contribution made to the Deferred Compensation Plan for the prior year.  In all instances, the executive officer is subject to confidentiality requirements following any such termination.  In the event that the executive officer is determined to be disabled, the executive officer would be provided with 80% of his base salary (reduced by any disability benefits received by the executive officer) and health and life insurance coverages until the earlier of the date he attains normal retirement age under the Social Security Act or the date on which he returns to work.  In the event an executive officer retires under his Employment Agreement after attaining the age of 62, then until the earlier of the executive officer’s death or return to gainful employment following his retirement, the executive officer and his spouse will be entitled to participate, at the Company’s expense, under the health, life and long term care insurance programs at a level equivalent to the executive officer’s benefits at the time of the termination of employment.

Change in Control.  In the event of a change in control of West Suburban, as defined under the Employment Agreements, and the involuntary termination (for any reason) or voluntary termination (for any reason within 24 months following a change in control) of employment of the executive officer, either West Suburban or its successor, is obligated to make a lump sum payment equal to three times the sum of the executive officer’s then current annual base salary, the average of the most recent three years’ annual contributions to the Deferred Compensation Plan and all tax-qualified plans sponsored by West Suburban and the average of the most recent three years’ annual bonuses.  The executive officer is also entitled to participate in the Company’s health, life and long term care insurance programs until the executive officer’s death.  In addition, the executive officer is entitled to any additional payment necessary to make him whole for any excise taxes that may be imposed.

Life Insurance.  Each of the named executive officers has entered into an Amended and Restated Life Insurance Agreement with West Suburban (each a “Life Insurance Agreement”).  Under the terms of the Life Insurance Agreements, each executive officer’s named beneficiary will be entitled to a death benefit, the amount of which will vary depending on his employment status at the time of death as follows:

•                  If the executive dies while covered under the Life Insurance Agreement and while actively employed by the Company, the executive’s beneficiary will receive a death benefit of $750,000;

•                  If the executive dies while covered under the Life Insurance Agreement but after his retirement, the executive’s beneficiary will receive a death benefit of $375,000; or

•                  If the executive dies while covered under the Life Insurance Agreement and after suffering a disability, the executive’s beneficiary will receive a death benefit of $375,000 if such death occurs on or after the attainment of age 50.  All of the named executive officers are over age 50.

If the executive’s employment is terminated voluntarily or involuntarily prior to retirement for any reason other than death, disability or a termination in connection with a change in control as described above, then other than as set forth above, the executive shall have no rights or interest in the Life Insurance Agreement.

Terms of Agreement and General Release with Daniel P. Grotto

On December 4, 2009, in connection with the sale of the Bank’s Prepaid Solutions Group, the Company entered into an Agreement and General Release with Mr. Grotto pursuant to which the Restated Employment Agreement between Mr. Grotto and the Company dated December 31, 2008 was terminated in accordance with the Agreement and General Release.  Pursuant to the Agreement and General Release, Mr. Grotto and the Company agreed on the following payments to be made to, and benefits to be provided to, Mr. Grotto in full satisfaction of the Company’s obligations under the Restated Employment Agreement in connection with his separation of service from the Company: (i) a single, lump sum payment of $535,837.95; (ii) contribution to the West Suburban Bancorp, Inc. Directors and Senior Management Deferred Compensation Plan of $50,000; (iii) payment of $1,965 for a portion of Mr. Grotto’s COBRA premiums; (iv) payment of $24,117 for the premiums for Mr. Grotto’s Long-term Care Insurance through December 31, 2011; (v) continuation of the Amended and Restated Life Insurance Agreement between Mr. Grotto and the Company through December 31, 2011; and (vi) contribution of $10,795 to the West Suburban Bank 401(k) Profit Sharing Plan for the 2009 plan year.  In addition, the Bank agreed to pay an additional single, lump-sum $100,000 payment to Mr. Grotto in recognition of the time and effort exerted by Mr. Grotto in connection with identifying and negotiating the sale of the Bank’s Prepaid Solutions Group and of the successful completion of that transaction.

DIRECTOR COMPENSATION

During 2009, directors were paid a monthly retainer of $1,500.  Directors did not receive any additional compensation for attending Board or committee meetings.  The directors’ fees are reviewed annually by the Compensation Committee.

The following table provides information on 2009 compensation for directors who served during 2009.

Name (1)	Fees earned or paid in cash (2) ($)	Total ($)
David S. Bell	18,000	18,000
Charles P. Howard	18,000	18,000
Peggy P. LoCicero	18,000	18,000

(1)	Fees paid to Messrs. Kevin Acker and Debs are included under Salary in the Summary Compensation Table.
(2)

West Suburban maintains the Deferred Compensation Plan under which non-employee directors are permitted to defer receipt of their directors’ fees and earn a rate of return based upon each director’s investment election.  The directors are allowed to designate investment elections from a specified group of publicly-available mutual funds.  The amounts shown in this column include amounts that may have been deferred by the directors.  West Suburban may, but is not required to, fund the deferred fees into a trust.  The plan is unqualified and the directors have no interest in the trust.  The deferred fees and any earnings thereon are unsecured obligations of West Suburban.  No director received preferential or above-market earnings on deferred fees.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Some of the directors and officers of the Company, and some of their family members and the corporations and firms with which these individuals are associated, are customers of the Bank in the ordinary course of business, and/or are indebted to the Bank for loans in the amount of $120,000 or more, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. Management of the Company believes that loans to these individuals do not involve more than the normal risk of collectibility and were made on substantially the same terms, including interest rates and collateral provided, as those prevailing for comparable loans in transactions with others. All such loans are approved by the Bank’s Board of Directors in accordance with the Bank’s regulatory requirements. In addition, the Audit Committee considers other, non-lending transactions between the Company and a director to ensure that such transactions do not affect such director’s independence.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by West Suburban shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

West Suburban’s Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls. West Suburban’s Audit Committee also reviews the audited financial statements and recommends to the Board of Directors that they be included in West Suburban’s annual report on Form 10-K. West Suburban’s Audit Committee is comprised solely of outside directors.

West Suburban’s Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2009 with the Company’s management and Crowe Horwath, the Company’s independent registered public accounting firm. West Suburban’s Audit Committee has also discussed with Crowe Horwath the independence of Crowe Horwath and the matters required to be discussed by Statement on Accounting Standards No. 61 as well as having received and discussed the written disclosures and the letter from Crowe Horwath required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Horwath, West Suburban’s Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of West Suburban

David S. Bell

Charles P. Howard

Peggy P. LoCicero

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 12, 2010

Full copies of this proxy statement, the proxy form, the 2009 Annual Report and other materials for the Annual Meeting are available on the internet at http://materials.proxyvote.com/956152.  Shareholders will receive a full set of these materials by mail from us or from their brokers.

FORM 10-K

The Company will furnish, without charge, a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and the schedules and exhibits thereto, upon written request of any shareholder of West Suburban. Requests for such materials should be directed to Mr. Duane G. Debs, President, West Suburban Bancorp, Inc., 2800 Finley Road, Downers Grove, Illinois 60515. In addition, the Company’s annual report on Form 10-K is available through the Company’s website at www.westsuburbanbank.com and the website of the Securities and Exchange Commission at www.sec.gov.

OTHER BUSINESS

It is not anticipated that any matters will be presented to the shareholders other than those mentioned in this proxy statement. However, if other matters are brought before the Annual Meeting, it is intended that the persons named in the proxies will vote those proxies, provided the proxies are not limited to the contrary, in their discretion.

By Order of the Board of Directors,

April 9, 2010
Lombard, Illinois	Kevin J. Acker
Chairman and Chief Executive Officer

ALL SHAREHOLDERS ARE REQUESTED

TO SIGN AND MAIL THEIR PROXIES PROMPTLY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

WEST SUBURBAN BANCORP, INC.

To Be Held on May 12, 2010

The undersigned hereby appoints Keith W. Acker and George E. Ranstead and each or either of them with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of West Suburban Bancorp, Inc. to be held at 711 South Meyers Road, Lombard, Illinois 60148 on the 12th day of May, 2010 at 8:00 A.M. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of the Annual Meeting and proxy statement, receipt of which is hereby acknowledged:

1.	Election of directors.
		For	Withhold Authority
	Kevin J. Acker	☐	☐
	David S. Bell	☐	☐
	Duane G. Debs	☐	☐
	Charles P. Howard	☐	☐
	Peggy P. LoCicero	☐	☐

2.	Ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

		For	Against	Abstain
		☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 12, 2010

Full copies of the proxy statement, the proxy form, the 2009 Annual Report and other materials for the Annual Meeting are available on the internet at http://materials.proxyvote.com/956152.

NOTE:

Please date proxy and sign it exactly as name or names appear on West Suburban’s records. All joint owners of shares MUST sign in order for the proxy to be valid. State full title when signing as executor, administrator, trustee, guardian, etc. Please return proxy in the enclosed envelope.

Dated:	, 2010

Please Sign Here:

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